                                                                 EXHIBIT 10.13

                         BUSINESS SEPARATION AGREEMENT

         THIS AGREEMENT is dated this 28th day of April, 1999, and is entered into by and between USA SPORTS GROUP, INC. ("USAS") and ERUDITE CONSULTING (sometimes referred to herein as the "Lipschutz Entities"), and SD STUDIOS ("SDS") (sometimes referred to herein as the "Dymszo Entity"). PAUL LIPSCHUTZ and STEPHEN DYMSZO, have joined in executing this Agreement for the limited purposes specifically stated herein.

         NOW, THEREFORE, in consideration of their mutual covenants, and for other good and valuable consideration, the adequacy of which is hereby acknowledged and agreed, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

            1. At or prior to the signing of this Agreement, Dymszo will tender to USAS Steve Dymszo's shares ("Dymszo") in USAS. Simultaneously, Dymszo will resign from any and all positions he may have as director, officer or employee of USAS. Simultaneously, Dymszo's wife, Linda Dymszo, will tender any shares, or interest in shares, she may have in USAS, and will resign from any and all positions she may have as a director, officer or employee of USAS.

            2. At or prior to the signing of this Agreement, Lipschutz will tender to Dymszo all of Lipschutz's shares in SD Studios (SDS). At the same time, Lipschutz will resign from all positions he may have as director, officer or employee of SDS.

            3. Subject to paragraph 31 Dymszo will agree to complete the manufacture of approximately forty five (45) briefcases at a location to be chosen by Dymszo and promptly communicated to Lipschutz. Dymszo will do so on the following terms and conditions. Dymszo will complete approximately eight (8) briefcases per business week. At the end of each day, he will fax Lipschutz certification of the number of briefcases finished and ready to be shipped. USAS will then provide, in immediately available funds, payment in full for said briefcases by the morning of the next business day. One Hundred Dollars ($100.00) per each completed case. Upon receipt of payment in cash or cash equivalency, Dymszo will cause the shipment of the briefcases to take place. USAS will be entitled to any profit realized with respect to the sale of said briefcases. USAS will be responsible for any and all expenses for packaging and shipping the cases.

            4. In addition to the briefcases referenced above, there are approximately sixty (60) additional attaches which may be available for sale, pending the acquisition of purchasers for the same. Dymszo agrees to endeavor to market to sell said attaches in accordance with paragraph #7. With respect to each additional attache sold out of the proceeds of said sale, One Hundred Dollars ($100.00) will be paid to USAS, and Twenty Five Dollars ($25.00) will be paid to USAS's lender, Michael Bachurski.

            5. USAS shall generate a payment summary, showing all vendors amounts paid and balances due as of the date of this Agreement. With respect to the various vendors for whom there is an outstanding balance owed by USAS or SDS with respect to products manufactured by SDS, and where said product or the inventory for the same is to be retained by Dymszo and removed from the USAS corporate offices, Dymszo will take the following action. He will contact all the vendors in question (the four identified on Exhibit "A" attached hereto) and will make arrangements with them, such that SDS will assume its prorated portion of the outstanding balance, and USAS assume its prorated portion of the outstanding balance, and Dymszo will obtain written assurances from said vendors that they will hold Lipschutz and USAS harmless from any portion of the balance assumed by SDS, with respect to said products. Once satisfactory agreements have been entered into with the applicable vendors generally in accordance with the terms of this paragraph, Dymszo shall be entitled to remove from the premises all inventory related to said products, and shall thereafter be entitled to attempt to obtain any necessary license(s) to market said products and business capital so as to be in a position to fabricate, market and sell said products. In the event that SDS shall not have received a commitment for the issuance of the relevant licenses, or in the event that marketing shall not have commenced by Dymszo, SDS, or any other affiliate of Dymszo, within six (6) months from the date of the execution of this Agreement, USAS shall be entitled to reclaim all said inventory, and shall thereafter be entitled to seek to obtain a license for James Bond merchandise, and Dymszo, SDS and all Dymszo affiliates shall cooperate with USAS in returning said inventory, and USAS shall thereafter be entitled to attempt to market and sell said inventory or completed products with respect thereto.

            6. On all future sales to the existing client base generated by the marketing efforts of Lipschutz Entities, including USAS, Dymszo, SDS and all Dymszo affiliates jointly and severally agree to pay a five percent (5%) royalty to USAS on the first One Hundred Thousand Dollars ($100,000.00) of sales, whereupon the royalty shall increase to six percent (6%) on the next One Hundred Fifty Thousand Dollars ($150,000.00) of sales, whereupon the royalty shall decrease again to five percent (5%) on sales above Two Hundred Fifty Thousand Dollars ($250,000.00), which such royalty obligation to expire five (5) years from the date of this Agreement.

            7. (A) Dymszo, SDS and/or Dymszo's affiliates shall be solely liable and responsible for all debts, obligations, undertakings, liabilities, commitments or claims of or against (collectively referred to herein as "Obligations") SDS which accrued or became due prior to January 1, 1998, or after the date of execution of this Agreement, and SDS and its successors and assigns shall indemnify, and hold harmless, USAS, Erudite, Lipschutz and any Lipschutz affiliates from and against any claims arising out of said Obligations. Neither Dymszo, SDS nor any other Dymszo affiliate shall be responsible for any other Obligations of SDS occurring during the period January 1, 1998 through the effective date of this Agreement, nor for any Obligations of USAS or Erudite or any other Lipschutz affiliates.

               (B) USAS shall be solely liable for all Obligations which occurred, arose or accrued during the period January 1, 1998 through the date of the execution of this Agreement, and USAS and Erudite and their successors and assigns, hereby indemnify, and hold harmless, Dymszo, SDS, and all other Dymszo affiliates, from and against any and all claims which may at any time arise out of, or in connection with, said Obligations. Neither Lipschutz, USAS, Erudite, or any other Lipschutz Entities shall be responsible for any Obligations of SDS which occurred, arose or accrued prior to January 1, 1998, or after the execution of this Agreement, nor for any other debts, obligations, commitments, undertakings or liabilities of Dymszo, SDS, or any other Dymszo affiliates.

               (C) Except as specifically set forth in this Agreement, Dymszo, SDS and all Dymszo affiliates, on behalf of themselves, their heirs, executors, administrators, successors and assigns, do hereby remise, release, acquit and forever discharge Lipschutz, USAS, Erudite, and all other Lipschutz entities, their insurance carriers, predecessors, successors and assigns, officers, directors, owners, employees and agents, from and against any and every claim, demand, right or cause of action, on account of or in any way arising out of the business relationship between and/or among any two or more of the parties hereto, whether known or unknown, including but not limited to all claims arising out of or related to any agreements entered into by, between or among the parties prior to the date hereof, any stock or other equity interest of any party held in any other party hereof, any employment relationship, or other consulting or similar arrangement at any time entered into by and between the parties, it being the intention of the parties that this release shall be a complete release, in full, of all claims identified herein which may be released, except as expressly set forth in this Agreement.

               (D) Except as specifically set forth in this Agreement, Lipschutz, USAS, Erudite, and all other Lipschutz entities, on behalf of themselves, their heirs, executors, administrators, successors and assigns, do hereby remise, release, acquit and forever discharge Dymszo, SDS and all Dymszo affiliates, their insurance carriers, predecessors, successors and assigns, officers, directors, owners, employees and agents, from and against any and every claim, demand, right or cause of action, on account of or in any way growing out of or arising out of the business relationship between and/or among any two or more of the parties hereto, whether known or unknown, including but not limited to all claims arising out of or related to any agreements entered into by, between or among the parties prior to the date hereof, any stock or other equity interest of any party held in any other party hereof, any employment relationship, or other consulting or similar arrangment at any time entered into by and between the parties, it being the intention of the parties that this release shall be a complete release, in full, of all claims identified herein which may be released, except as expressly set forth in this Agreement.

            8. Before the date of this Agreement, USAS will remove Dymszo's and/or SDS's name from the Sprint cellular phone bill and provide written documentation of same.

            9. USAS will provide written evidence to Dymszo that Dymszo's friends (listed on Exhibit "B") who invested in the company were issued USAS stock.

            10. USAS will deliver to Dymszo at the date of this Agreement all product slides obtained from the USAS ad agency.

            11. USAS will deliver to Dymszo at the date of this Agreement all still photographs, instruction manuals, "top secret" stamper dossier materials, customer order forms, and miscellaneous SDS files brought to the office by SDS.

            12. All dossiers in the office which match up to briefcases will be issued to Dymszo for completion of said briefcases. All prototype dossiers will also be returned to Dymszo at the date of this Agreement.

            13. At the date of this Agreement, all "originals," prototypes and mockups for any Bond or Star Trek product which are needed will be delivered to Dymszo.

            14. At the date of this Agreement, Dymszo will be given the schedule boards on the wall.

            15. At the date of this Agreement, Dymszo will be entitled to take with him the Thomas Registers.

            16. At the date of this Agreement, the checkbook and debit card for SD Studios will be changed so as to remove Lipschutz from the account. A corporate resolution will be signed by Marilyn Lonker removing her as a signatory on the First Union SDS Checking account.

            17. The parties have agreed to the following arrangements such that Ed Maggiani will be repaid the One Thousand Six Hundred Dollar ($1,600.00) loan, which was paid to USAS in order to finance a business trip to California. Dymszo shall build (3) additional briefcases in addition to the forty-five (45) briefcases referenced in paragraph 3. He will complete said briefcases at the rate of approximately one(1) every three (3) weeks, and the net proceeds from the sale of said briefcases will be utilized by USAS to reduce the obligation to Maggiani. In this way, USAS will repay the One Thousand Six Hundred Dollar ($1,600.00) loan from Ed Maggiani within three (3) months from the date of this Agreement.

            18. Effective as of the date of this Agreement, Dymszo shall cancel all liability insurance, car insurance and property insurance from Erie Insurance Group, covering all of USAS interests.

            19. Effective as of the date of this Agreement, the LP53 air gun and frame will be given to Dymszo.

            20. The "James Bond" website will be deleted from the Internet, and no further promotional activities will be engaged in by USAS with respect to any James Bond, Star Trek electronic prop replicas, or Star Wars prop replicas marketing, subject to the provisions of paragraph 5 hereof.


            21. Effective as of the date of this Agreement, the photocopier leased from Copelco Capital in the name of SD Studios will be turned over to Dymszo and/or SDS. Dymszo and/or SDS will assume the lease, but USAS shall pay all outstanding invoices up to the date of this Agreement with respect to said lease; to bring it current, and shall provide written documentation of this payment.

            22. USAS will assume all liability for any and all Heritage Business Systems' bills related to the copier incurred prior to this Agreement.

            23. USAS shall assume and be responsible for any refund and any subsequent claims asserted by Neil Trickel in relation to Six Hundred Dollars ($600.00) collected for product that cannot be delivered. Mr. Trickel has requested a refund of the above amount.

            24. Effective as of the date of this Agreement, Dymszo and/or SDS will take the Polaroid spectra cameras on consignment. USAS will get paid first Three Hundred Dollars ($300.00), then Ed will receive additional funds until he is paid in full. If there is any remaining monies or profit after said payments, Dymszo, SDS, or the relevant Dymszo affiliate shall be entitled to same.

            25. Effective as of the date of this Agreement, Dymszo, SDS or the relevant Dymszo affiliate shall be entitled to take with him and remove from the premises and thereafter be solely entitled to all equipment and related tangible personal property which he brought with him to the merged entity, including his computer, drill press, hand tools and related items, all of which are detailed on Exhibit "C" attached hereto and incorporated herein by reference.

            26. Except as provided herein, all equipment or other tangible personal property purchased by USAS after the merger shall be retained by USAS.

            27. USAS shall be responsible for the approximately Fourteen Hundred Dollars ($1,400.00) in medical bills incurred by Dymszo and his family as a result of his health insurance lapsing due to nonpayment of premium. Payment with respect to the approximately Seven Hundred Twenty Two Dollars ($722.00) of dental bills shall be made at the rate of One Hundred Dollars ($100.00) per month following the date of this Agreement.

            28. The parties shall enter into a confidentiality, nondisclosure and limited noncomplete agreement with one another. In particular, in connection therewith, Dymszo shall agree not to compete with Lipschutz on the Austin Powers Line, and Lipschutz shall agree with Dymszo not to compete on the Star Trek, Star Wars or James Bond lines (except for the products referenced in paragraph
20), and further subject to the provisions of paragraph 5. Further, Lipschutz shall agree not to market any competitive product to any direct customers (as opposed to wholesalers) on the mailing list attached hereto as Exhibit "D".

            29. Except as specifically referenced herein, this Agreement shall contain all the essential terms and conditions, covenants and undertakings of the parties with respect to the transactions contemplated hereby. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. In the event that either party has any claim or cause of action or arising out of the terms of this Agreement or the transactions contemplated hereby, the parties agree to submit such claim, cause of action or controversy to binding arbitration to be held either in Montgomery County or Bucks County Pennsylvania and to be conducted in accordance with the rules and procedures of the American Arbitration Association.

            30. Upon the execution of this Agreement, and the transfer of stock as contemplated hereby, USAS and SD Studios shall thereafter be two, separate and legally distinct entities, with no equity ownership in common, and that the two entities shall thereafter operate independently and autonomously.

            31. USAS shall pay for any additional expenses incurred by Dymszo to complete the forty five (45) attache cases. These expenses will cover the purchase of miscellaneous hardware, magnets, brass number plates, etc. required to complete the cases. This shall also include payments to the leather company for the above cases.

            32. USAS will be responsible for any and all cancellations and/or chargebacks of attache orders except where such cancellations or chargebacks are due to the failure of Dymszo to construct the attaches in a workman like manner, and within a reasonable time period. USAS will refund in full, any customers who have prepaid for the attaches and wish to be refunded due to the delivery delay. Dymszo's responsibility will be limited to completing the approximately forty
(40) outstanding orders in a reasonable time frame pursuant to paragraph 7 above.

            33. USAS will incur the cost of fulfilling any and all JB Collectors' Society CLub packages for which USAS collected dues up to the date of this termination. USAS will provide written documentation to Dymszo as to the names and address of all Club Members who have received these fulfillments along with the date of shipment (listed on Exhibit "E").

            34. This Agreement shall constitute a legally binding agreement of the parties. It shall be binding upon the parties, their heirs, successors, assigns and all entities of which they are now, or may hereafter be, principals.

            IN WITNESS WHEREOF, the parties hereto by their duly appointed officers thereunto duly appointed, have executed, or have caused this Agreement to be executed, on the date set forth below.

Dated:________________

Attest:                                     USAS SPORTS GROUP, INC.

______________________                      By: /s/ Paul S. Lipschutz
                                               -------------------------

                                            Name: Paul S. Lipschutz
                                                  ----------------------

                                            Title: Pres.
                                                  -----------------------


Attest:                                     ERUDITE CONSULTING

______________________                      By: /s/ Paul S. Lipschutz
                                               -------------------------

                                            Name: Paul S. Lipschutz
                                                  ----------------------

                                            Title: Mtg. Dir.
                                                  -----------------------

Attest:                                     SD STUDIOS

______________________                      By: /s/ Stephen Dymszo
                                               -------------------------

                                            Name: Stephen Dymzo
                                                  ----------------------

                                            Title: Pres.
                                                  -----------------------

Witness:

/s/ Jay Lipschutz                           /s/ Stephen Dymszo
---------------------                       -------------------------------
                                            STEPHEN DYMSZO

Witness:

/s/ Jay Lipschutz                           /s/ Linda Dymszo
---------------------                       -------------------------------
                                            LINDA DYMSZO
                                            (Linda Dymszo executing this
                                            Agreement solely with respect with
                                            her undertakings set forth in
                                            paragraph 1 of this Agreement)


Witness:

/s/ Jay Lipschutz                          /s/ Paul Lipschutz
---------------------                      ---------------------------------
                                           PAUL LIPSCHUTZ, Pr.

                                  EXHIBIT "A"

                       VENDORS TO BE CONTACTED TO CONFIRM
                       ----------------------------------
                            NEW PAYMENT ARRANGEMENTS
                            ------------------------

John R. Bromley (Machine Shop)      (215) 822-7723
Contact: Jason Bromley
105 S. Bristol Road
Chalfont, PA 18914
--------------------------------------------------------------------------------

Montco Manufacturing                (215) 997-9708
Contact: Saju Thomas
1610 Bethlehem Pike
Hatfield, PA 19440
--------------------------------------------------------------------------------

Precision Finishing                 (215) 257-6862
Contact: Jeff Bell
708 Lawn Avenue
Sellersville, PA 18960
--------------------------------------------------------------------------------

The Leather Company                 (215) 243-2433
Contact: Steve Frank
5301 Tacony Street, Box 238
Philadelphia, PA 19137
--------------------------------------------------------------------------------

Also need status of payments for Nadeau Co., Erie Insurance, Laser Creations, Coincraft, West Coast Video royalty.

                                  EXHIBIT "B"

                LIST OF DYMSZO'S FRIENDS WHO HAVE ALSO INVESTED
                -----------------------------------------------
                                 IN THE COMPANY
                                 --------------

Denise Marie Taylor                2,000 shares/$500.00
210 Howland Street A
Redwood City, CA 94063
(650) 866-4727
--------------------------------------------------------------------------------

Gary Barth                         8,000 shares/$2,000.00
210 Howland Street A
Redwood City, CA 94063
(650) 866-8028
--------------------------------------------------------------------------------

Tom Gillen
1349 Park Drive, #5
Mountain View, CA 94040
(650) 655-8147
--------------------------------------------------------------------------------

Grace I. Apgar                     8,000 shares/$2,000.00
62 N. Main Street
Marlboro, NJ 07746
(908) 462-4088
--------------------------------------------------------------------------------

Michael & Donna Creager            4,000 shares/$1,000.00
451 Westfield Road
Baltimore, MD 21222
(410) 282-3976
--------------------------------------------------------------------------------

John C. Pisa-Relli                 __________shares/$2,000.00
6018 Stoddard Court, Apr. 302
Alexandria, VA 22315
(703) 719-9418
--------------------------------------------------------------------------------

Alan R. Cross (moved)              2,000 shares/$500.00
1224 Geneva Street
Glendale, CA 91207
(818) 956-5811
--------------------------------------------------------------------------------

Frank Cerney                       4,000 shares/$1,000.00
847 East 8th Street
Tuscon, AZ 85719
(520) 621-1281
--------------------------------------------------------------------------------

William Krewson                    ___________shares/$5,000.00
342 Haines Drive
North Wales, PA 19454
(215) 699-5323

                                  EXHIBIT "C"

                LIST OF EQUIPMENT AND TANGIBLE PERSONAL PROPERTY
                ------------------------------------------------
                             TO BE TAKEN BY DYMSZO
                             ---------------------

1   Compac computer with laser printer and miscellaneous hardware

1   Drill press and drill bits

1   Grinder with related materials

1   Hard drill with changer

1   Dremel tool with miscellaneous parts

1   Belt Sander

2   Boxes of miscellaneous spray paint

Various hand tools, files, sandpaper and adhesives

1   Cut-off saw

3   Chains

2   Trash cans

1   Desk

1   Filing cabinet

3   Telephones

1   Copier

Casting rubber and resin

2   Card tables

1   Push broom

1   Filing cabinet and related files

3   Wall planners

                                  EXHIBIT "D"

                         MAILING LIST OF SDS CUSTOMERS
                         -----------------------------

                                  EXHIBIT "E"

            NAMES AND ADDRESS OF ALL CLUB MEMBERS WHO HAVE RECEIVED
            -------------------------------------------------------
                  FULFILLMENTS ALONG WITH THE DATE OF SHIPMENT
                  --------------------------------------------